UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2008

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     The following “Description of Common Stock” is filed for purposes of updating and superseding the description of the common stock of Pinnacle West Capital Corporation (the “Company”, “we”, “us”, “our”), contained in the Company’s Registration Statement on Form 8-B filed on July 25, 1985, as amended to the date hereof. It also includes a general description of our associated preferred stock purchase rights that are registered pursuant to our Registration Statement on Form 8-A filed March 31, 1989, as amended to the date hereof.
DESCRIPTION OF COMMON STOCK
     In the paragraphs below, we describe our common stock. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, bylaws and shareholder rights plan, copies of which have been filed with the Securities and Exchange Commission.
Authorized Shares
     Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock.
Dividends
     Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily Arizona Public Service Company (“APS”). APS’ ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.
Voting Rights
     Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees.

Liquidation Rights
     Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.
Absence of Other Rights
     Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.
Transfer Agent and Registrar
     The Bank of New York Mellon is the principal transfer agent and registrar for the common stock.
Preferred Stock
     Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to ten million shares of preferred stock, in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us and may adversely affect the rights of holders of our common stock.
Certain Anti-takeover Effects
     General. Certain provisions of our articles of incorporation, bylaws, and the Arizona Revised Statutes (“ARS”), as well as our shareholder rights plan, may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest, including a transaction that results in a premium over the market price of the common stock. The summary of the provisions of our articles, bylaws, shareholder rights plan, and the ARS set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws, shareholder rights plan, and the ARS.
     Business Combinations. ARS § 10-2741 through 2743 and Article XII of our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder (or any affiliate or associate of the interested shareholder). An “interested shareholder” is, generally, any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power or any of our affiliates or associates who at any time within the prior three years was such a beneficial owner. The statute broadly defines “business combinations” to include, among other things and with certain exceptions:
•	mergers and consolidations with an interested shareholder or an affiliate or associate of the interested shareholder;

•	share exchanges with an interested shareholder or an affiliate or associate of the interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder or an affiliate or associate of the interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

•	the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder or an affiliate or associate of the interested shareholder;

•	the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder or an affiliate or associate of the interested shareholder;

•	corporate actions, such as stock splits and stock dividends, and other transactions resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder or an affiliate or associate of the interested shareholder; and

•	the receipt by an interested shareholder or an affiliate or associate of the interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.
     The ARS and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder (or any affiliate or associate of the interested shareholder) or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.
     In addition, after such three-year period, the ARS and our bylaws prohibit us from engaging in any business combination with an interested shareholder (or any affiliate or associate of the interested shareholder), subject to certain exceptions, unless:

•	the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

•	the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder) at a meeting called after such three-year period; or

•	the business combination satisfies specified price and other requirements.
     Anti-Greenmail Provisions. ARS § 10-2704 and Article XIII of our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together to acquire, own or vote our shares) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:
•	holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or its affiliates or associates or by any of our officers and directors) approve the purchase; or

•	we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.
     Control Share Acquisition Statute. Through a provision in our bylaws, we have opted out of ARS § 10-2721 through 2727, the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.
     Shareholder Rights Plan. We have adopted a shareholder rights plan under which one preferred share purchase right is attached to each outstanding share of our common stock. The rights become exercisable and will be separated from the common stock on the Distribution Date, as such term is defined in the plan. Generally, subject to specified exceptions, the Distribution Date will occur on the earlier of:
•	10 days following a public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired beneficial ownership of 15% or more of our outstanding common stock; or

•	10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

     Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Participating Preferred Stock (the “Series A Preferred Stock”) at an exercise price of $130, subject to adjustment under specified circumstances. However, after any person has become an acquiring person (a “Flip-In Event”), upon exercise of the right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In other words, a rights holder may purchase common stock at a 50% discount. In some circumstances, the holder will receive cash, property or other securities instead of common stock. Upon the occurrence of a Flip-In Event, any rights owned by an acquiring person, its affiliates and associates and certain of its transferees will become null and void.
     In the event that a person becomes an acquiring person, we are then merged, and the common stock is exchanged or converted in the merger, then each right (other than those formerly held by the acquiring person, which became void) would “flip-over” and be exercisable for a number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. In other words, a rights holder may purchase the acquiring company’s common stock at a 50% discount.
     After a Flip-In Event but before a “flip-over” event (as described above) occurs and before an acquiring person becomes the owner of 50% or more of the common stock, the Board may cause the rights (either in whole or in part) to be exchanged for shares of common stock (or fractional interests in Series A Preferred Stock, or equivalent securities, of equal value) at a one-to-one exchange ratio. Rights held by the acquiring person, however, which became void upon the Flip-In Event, would not be entitled to participate in such exchange.
     We may redeem the rights for $0.01 per right at any time prior to the date on which a person becomes an acquiring person. The shareholder rights plan and the rights expire in March 2009, subject to extension.
     For so long as the rights are redeemable, the terms of the rights may be amended or supplemented by the Board of Directors at any time and from time to time without the consent of the holders of the rights. At any time when the rights are not redeemable, the Board of Directors may amend or supplement the terms of the rights, provided that such amendment does not adversely affect the interests of the holders of the rights. In no event may any amendment or supplement be made which changes the redemption price.
     Until a right is exercised, the holder thereof will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends, except as holder of the common stock to which the right is attached.
     For information on the terms of the Series A Preferred Stock, see the certificate of designation for the Series A Preferred Stock, the form of which is attached as Exhibit A to the Amended and Restated Rights Agreement, dated as of March 26, 1999, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 19, 1999, which is incorporated herein by reference.

     Special Meetings of Shareholders. Pursuant to ARS § 10-702, except with respect to certain business combinations, as required by Arizona law, a special meeting of shareholders may be called by a corporation’s Board of Directors or any other person authorized to do so in its articles of incorporation or bylaws. Our bylaws provide that, except as required by law, special meetings of shareholders may only be called by a majority of our Board of Directors, the Chairman of the Board, or the President.
     Election and Removal of Directors. Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified. Arizona law provides for cumulative voting in the election of directors, which may make it more difficult for shareholders to elect a majority of the Board of Directors.
     Our bylaws provide that any director may be removed with or without cause, but only at a special meeting of shareholders called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of directors.
     Shareholder Proposals and Director Nominations. A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors if he or she follows the advance notice provisions set forth in our bylaws.
     With respect to shareholder proposals to bring business before the annual meeting, shareholders must submit a written notice to the Secretary of the Company not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting. The written notice must briefly describe the business the shareholder desires to bring before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, and any material interest in the proposal of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made.
     With respect to director nominations, shareholders must submit written notice to the Secretary of the Company at least 180 days prior to the date of the annual meeting. This requirement is also contained in our articles of incorporation. Our bylaws require that the written notice must contain all information relating to the director nominee that is required to be included in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as well as the written consent of the proposed nominee to be named in the proxy statement as a nominee and to serving as a director if elected.
     All written notices delivered pursuant to the advance notice provisions of our bylaws are required to state (i) the name and address as they appear on our books of the sponsoring shareholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made, (ii) the class and number of shares that are owned beneficially and of record by the shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) whether the shareholder or beneficial owner intends or is part of a group that intends to deliver a proxy statement to holders of at least the number of shares required to adopt the proposal or elect the nominee or otherwise solicit proxies in favor of the proposal or nomination.
     Shareholder proposals and director nominations that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual meeting, including proposing the election of non-incumbent directors.
     A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of the bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.
     Additional Authorized Shares of Capital Stock. The authorized but unissued shares of common stock and preferred stock available for issuance under our articles of incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede an acquisition transaction.
     Amendment to Articles of Incorporation and Bylaws. ARS § 10-1001 through 1003 generally provide that both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:
•	a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

•	in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.
     ARS § 10-1020 provides that the Board of Directors may amend the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend the corporation’s bylaws even though they may also be amended by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: November 24, 2008	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer